Exhibit 3.91

BYLAWS

OF

REGIONAL WASTE SERVICES, INC.

ARTICLE I

ARTICLES OF ORGANIZATION

The name and purposes of the corporation shall be as set forth in the Articles or Organization. These Bylaws, the powers of the corporation and its Directors and Stockholders, and all matters pertaining to the conduct and the regulation of the corporation’s business, shall be subject to such provisions in regard thereto, if any, which are set forth in the Articles of Organization. Any reference in these Bylaws to the Articles of Organization shall be construed to mean the Articles of Organization of the corporation and its subsequent amendments and restatements.

ARTICLE II

Unless otherwise determined by the Directors, the fiscal year of the corporation shall in each year end on December 31.

ARTICLE III

MEETINGS OF STOCKHOLDERS

Section 1: Annual Meetings

The annual meeting of stockholders shall be held on the last Friday in March in each year at 7:00 p.m. unless a different hour and date is fixed by the Board of Directors or held, in addition to those prescribed by law, by the Articles of Organization and these Bylaws, may be specified by the Board of Directors, the President or the Vice President. If no annual meeting has been held on the date fixed above, a special meeting shall have for the purposes of these Bylaws or otherwise all the force and effect of an annual meeting.

Section 2: Special Meetings

A special meeting of the stockholders may be called at any time by the President, Vice President, Clerk, or by a majority of the Board of Directors acting by vote or by written instrument(s) signed by them. A special meeting of the stockholders shall be called by the Treasurer and in case of the death, absence, incapacity or refusal of the Treasurer, by any other officer, upon written application of one or more stockholders who hold at least twenty (20%) percent of the stock entitled to vote at the meeting. Any such call by the President, Vice President, Treasurer, Clerk or Board of Directors shall state the time, place and purpose of the meeting.

Section 3: Place of Meeting

All meetings of the stockholders shall be held at the principal office of the corporation in Massachusetts, unless a different place within Massachusetts or, if permitted by the Articles of Organization, elsewhere within the United States is designated by the President, Vice President, Clerk, or by a majority of the Board of Directors acting by vote or by written instrument (s) signed by them, or by the Treasurer acting in his capacity under Section 2 of this Article.

Section 4: Notice of Meetings

A written notice of the place, date and hour of all meetings of stockholders stating the purposes of the meeting shall be given at lease seven (7) days before the meeting to each stockholder entitled to vote thereat and to each stockholder who is otherwise entitled by law or by the Articles of Organization to such notice, by leaving such notice with him or her or at his or her residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his or her address as it appears in the records of the corporation. Such notice shall be given by the Clerk, by any other officer, or by a person designated by the Clerk, by the person or persons calling the meeting or by the Board of Directors. Whenever notice of a meeting is required to be given a stockholder under any provision of law, of the Articles of Organization, or of these Bylaws, a written waiver thereof, executed before or after the meeting by such stockholder of his attorney thereunto authorized, and filed with the records of the meeting, shall be deemed equivalent to such notice.

Section 5: Quorum

At any meeting of the stockholders, a quorum shall consist of a majority in interest of all stock issued and outstanding and entitled to vote at the meeting. Stock owned directly and indirectly by the corporation, if any, shall not be deemed outstanding for this purpose. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

Section 6: Action By Vote

When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office, and a majority of the vote properly cast upon any question other than the election to an office shall decide the question, except when a larger vote is required by law, by the Articles of Organization or by these Bylaws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

Section 7: Voting

Stockholders entitled to vote shall have one vote for each share of stock entitled to vote held by them of record, according to the records of the corporation, and a proportionate vote for a fractional share, unless otherwise provided by the Articles of Organization. The corporation shall not, directly or indirectly, vote any share of its own stock.

Section 8: Action By Consent

Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

Section 9: Proxies

Stockholders entitled to voted may either in person or by proxy in writing dated not more than six (6) months before the meeting named therein, which proxies shall be filed with the clerk or other person responsible to record the proceedings of the meeting before being voted. Unless otherwise specifically limited by their term, such proxies shall entitle the holders thereof to vote on any matter up to and including the adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

ARTICLE IV

DIRECTORS

Section 1: Powers

The business of the corporation shall be managed by a Board of Directors who shall have and may exercise all the powers of the corporation except as otherwise reserved to the stockholders by law, by the Articles of Organization or by these Bylaws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

Section 2: Enumeration, Election And Term Of Office

The Board of Directors shall consist of not less than three Directors, except that whenever there shall be only two stockholders, the number of Directors shall not be less than two and whenever there shall be only one stockholder the number of Directors shall not be less than one. The number of the Directors shall be as determined from time to time by the stock-holders. The Directors shall be chosen at the annual meeting of the stockholders by such stockholders as have the right to vote thereon, and each shall hold office until the next annual election of Directors and until his successor is chosen and qualified or until he sooner dies, resigns, is removed or becomes disqualified. No Director need be a stockholder.

Section 3: Regular Meetings

Regular meetings of the Board of Directors may be held at such times and places within or without the Commonwealth of Massachusetts as the Board of Directors may fix from time to time and, when so fixed, no notice thereof need be given provided that any Director who is absent when such times and places are fixed shall be given notice of the fixing of such times and places. The first meeting of the Board of Directors following the annual meeting of the stockholders may be held, without notice, immediately thereafter and at the same place as the annual meeting. If in any year a meeting of the Board of Directors is not held at such time and place, and action to be taken may be taken at any later meeting of the Board of Directors with the same force and effect as if held or transacted at such meeting.

Section 4: Special Meetings

Special meetings of the Directors may be held at any time and at any place designated in the call of the meeting, when called by the President, Vice President, Clerk or the Treasurer or by one or more Directors, reasonable notice thereof being given to each Director by the Clerk or by the officer or by the Director calling the meeting.

Section 5: Notice

It shall be reasonable and sufficient notice to a Director to send notice by mail at lease four (4) days or by telegram at least forty-eight (48) hours before the meeting addressed to him at his usual or last known business or his residential address or to give notice to him in person or by telephone at least forty-eight (48) hours before the meeting. Notice of a meeting need not be given to any Director if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

Section 6: Quorum

At any meeting of the Directors, a quorum for any election or for the consideration of any questions shall consist of a majority of the Directors then in office. Whether or not a quorum is present, any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, and the meeting may be adjourned without further notice. When a quorum is present at any meeting, the unanimous votes of all the Directors shall decide any question brought before such meeting, except in any cases where a different vote is required by the Articles of Organization or by these Bylaws.

Section 7: Meeting By Telecommunication

Members of the Board of Directors may participate in a meeting of such Board by means of conference telephone or similar communications equipment by means of which all persons participating in a meeting can hear each other at the same time and participation by such means shall constitute presence in person at the meeting.

Section 8: Interested Directors

(A) No contract or other transaction between a corporation and one or more of its Directors, or between a corporation and any other corporation, firm, association or other entity in which one or more of its Directors are directors or officers, or are financially interested, shall be either void or voidable for this reason alone or by reason alone that such Director or Directors are present at the meeting of the Board, as of a committee thereof, which approves such contract or transaction, or that his or their votes are counted for such purpose:

(1) If the fact of such common directorship, officership, or financial interest is disclosed or known to the Board or committee, and the Board or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote or votes or such interested Director or Directors;

(2) If such common directorship, officership, or financial interest is disclosed or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of the shareholder; or

(3) If the contractor or transaction is fair and reasonable as to the corporation at the time it is approved by the Board, a committee or the shareholders.

(B) Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which approves such contract or transaction.

Section 9: Compensation Of Directors

By resolution of the Board of Directors, and irrespective of any personal interest of any of its members, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board, and may be paid a fixed sum for attendance at meetings or a stated salary as Directors. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE V

OFFICERS AND AGENTS

Section 1: Enumeration; Qualification

The officers of the corporation shall be a President, a Vice President, a Clerk, and such other officers, if any, as the incorporators at their initial meeting, or the Directors from time to time, may in their discretion elect or appoint. The corporation may also have such agents, if any, as the incorporators at their initial meeting, or the Directors from time to time, may, in their discretion, appoint. Any officer may be but none need be a Director or stockholder. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any two or more offices may be held by the same person. Any officer may be required by the Board of Directors to give bond for the faithful performance of his or her duties to the corporation in such amount and with such sureties as the Director may determine. The premiums for such bond may be paid by the corporation.

Section 2: Powers

Subject to law, to the Articles of Organization and to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his or her office and such duties and powers as the Director may from time to time designate.

Section 3: Election

The President, the Vice President, the Treasurer and the Clerk shall be elected annually by the Directors at their first meeting following the annual meeting of the stockholders. Other officers, if any, may be elected or appointed by the Board of Directors at said meeting or at any other time.

Section 4: Tenure

Except as otherwise provided by law or by the Articles of Organization or by these Bylaws, the President, the Vice President, the Treasurer and the Clerk shall hold office until the first meeting of the Directors following the next annual meeting of the stockholders and until their respective successors are chosen and qualified, and each other officer shall hold office until the first meeting of the Directors following the next annual meeting of the stockholders and until their respective successors are chosen and qualified, unless a different period shall have been specified by the terms of his or her election or appointment, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each agent shall retain his or her authority at the pleasure or the Directors.

Section 5: President

The President shall be the chief executive officer of the corporation and shall, subject to the discretion of the Board of Directors, have general supervision and control of its business. Unless otherwise provided by the Board of Directors, he or she shall preside, when present, at all meetings of stock-holders and of the Board of Directors.

Section 6: Vice President

The Vice President shall, in the absence of the President, be the chief executive officer of the corporation and shall, subject to the discretion of the Board of Directors, have general supervision and control of its business.

Section 7: Treasurer

The Treasurer shall, subject to the discretion of the Board of Directors, have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of account. He or she shall have custody of all funds, securities, and valuable documents of the corporation, except as the Board of Directors may otherwise provide.

Section 8: Clerk

The Clerk shall keep a record of the meetings of the stockholders and of the meetings of the Board of Directors. In the absence of the Clerk from any meeting of stockholders, an Assistant Clerk, if one be elected, or, if not, a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk.

ARTICLE VI

RESIGNATIONS, REMOVAL AND VACANCIES

Section 1: Resignations

Any Director or Officer may resign at any time by delivering his or her resignation in writing to the President or the Clerk or to a meeting of the Directors. Such resignations shall take effect at such time as is specified therein, or if no such time is so specified, then upon delivery thereof.

Section 2: Removals

Directors, including Directors elected by the Directors to fill vacancies in the Board, and Officers, may be removed at any time with or without assignment of cause, by vote of the holders of the majority of the shares entitled to vote in the election of Directors.

The Directors may be a unanimous vote of all of the Directors then in office remove any Director for cause.

The Directors may remove any officers from office for cause by a unanimous vote of all of the Directors then in office.

If cause is assigned for removal of any Director or Officer, such Director or Officer may be removed only after a reasonable notice and opportunity to be heard before the body proposing to remove him.

The Directors may terminate or modify the authority of any agent of employee.

Except as the Directors may otherwise determine, no Director or Officer who resigns or is removed shall have any right to any compensation as such Director or Officer for any periods following his or her resignation or removal, or any right to damages on account of such removal whether his or her compensation be by the month or by the year or otherwise, provided, however, that the foregoing provision shall not prevent such Director or Officer from obtaining damages for breach of any contract or employment legally binding upon the corporation.

Section 3: Vacancies

Any vacancy in the Board of Directors, including a vacancy resulting from an enlargement of the Board, may be filled by a unanimous vote of all of the Directors, by the stockholders at a meeting called for the purpose, provided, however, that any vacancy resulting from action by the stockholders may be filled by the stockholders at the same meeting at which such action was taken by them.

If the office of any Officer becomes vacant, the Directors may elect to appoint a successor by vote of a majority of the Directors present at the meeting at which such election or appointment is made.

Each such successor shall hold office for the unexpired term of his or her predecessor and until his or her successor shall be elected or appointed and qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS AND OTHERS

The corporation shall, to the extent legally permissible, indemnify any person serving or who has served as a Director or Officer to the corporation, or at its request as a Director, Trustee, Officer, Employee or other Agent or any organization in which the corporation owns shares or of which it is a creditor against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him or her in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he or she may be involved or with which he or she may be threatened, while serving or thereafter by reason of his or her being or having been such a Director, Officer, Trustee, Employee or Agent, except with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation; provided, however, that as to any matter disposed of by a compromise payment by such Director, Officer, Trustee, Employee or Agent pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expense shall be provided unless:

(A) such compromise shall be approved as in the best interests of the corporation, after notice that it involves such indemnification:

(1) by a disinterested majority of the Directors then in office; or

(2) by the holders of a majority of the outstanding stock at the time entitled to vote for Directors, voting as a single class, exclusive of any stock owned by any interested Director or Officer; or

(B) in the absence of action by disinterested Directors or Stockholders, there has been obtained at the request of a majority of the Directors then in office an opinion in writing of independent legal counsel to the effect that such Director or Officer appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation.

Expenses, including counsel fee, reasonably incurred by any such Director, Officer, Trustee, Employee, or Agent in connection with the defense or disposition of any such action, suit, or other proceedings may be paid from time to time by the corporation in advance of the final disposition thereof upon receipt of an undertaking by such individual to repay the amounts to be paid to the corporation if it is ultimately determined that indemnification for such expenses is not authorized under this section. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any Director, Officer, Trustee, Employee, or Agent may be entitled. Nothing contained in this Article shall affect any rights to indemnification to which corporate personnel other than such Directors, Officers, Trustees, Employees or Agents may be entitled by contract or otherwise under law; as used in this Article, the terms “Director”, “Officer”, “Trustee”, “Employee”, and “Agent” include their respective heirs, executors, administrators, and an “interested” Director, Officer, Trustee, Employee, or Agent is one against whom in such capacity the proceedings in question or other proceedings on the same or similar grounds are then pending.

ARTICLE VIII

STOCK

Section 1: Stock Authorized

The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue, and if more than one class is authorized, a description of each class with the preference, voting powers, qualifications, and special and relative rights and privileges as to each class and any series thereof, shall be as stated in the Articles of Organization.

Section 2: Issue Of Authorized Unissued Capital Stock

Any unissued capital stock from time to time authorized under the Articles of Organization may be issued by vote of the Directors. No such stock shall be issued unless the case, so far as due, or the property services or expenses for which it was authorized to be issued, has been actually received or incurred by, or conveyed or rendered to, the corporation, or is in its possession as surplus.

Section 3: Certificates Of Stock

Each Stockholder shall be entitled to a certificate in the form selected by the Board of Directors stating the number and the class and designation of the series, if any, of the shares held by him. Such certificate shall be signed by the President and Treasurer. Such signature may be facsimiles if the certificate is signed by a transfer agent, or by a registrar other than a Director, Officer or Employee of the corporation.

Every certificate or share of stock subject to any restriction on transfer pursuant to the Articles of Organization, these Bylaws, or any agreement to which the corporation is a party shall have the reference to the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy to the holder of such certificates upon written request and without charge.

Section 4: Transfer

Subject to the restriction, if any, imposed by the Articles of Organization, these Bylaws or any agreement to which the corporation is party, shares of stock shall be transferred on the books of the corporation only by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment of such shares or by a written power of attorney to see, assign or transfer such shares, properly executed, with necessary transfer stamps affixed, and with such proof that the endorsement, assignment or power of attorney is genuine and effective as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these Bylaws. It shall be the duty of each Stockholder to notify the corporation of his post office address.

Section 5: Lost, Mutilated Or Destroyed Certificates

Except as otherwise provided by law, the Board of Directors determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, mutilated, or destroyed. It may, in its discretion, require the owner of a lost, mutilated or destroyed certificate, or his legal representative, to give a bond, sufficient in its opinion, with or without surety, to indemnify the corporation against any loss or claim which may arise by reason of the issue of a certificate in place of such lost, mutilated, or destroyed stock certificate.

Section 6: Transfer Agent And Registrar

The Board of Directors may fix in advance a time not more than sixty (60) days before (i) the date of any meeting of the Stockholders, or (ii) the date for the payment of any dividend or the making of any distribution to Stockholders, or (iii) the last day on which the consent or dissent of Stockholders may be effectively expressed for any purpose, as the record date for determining the Stockholders, having the right to notice and to vote at such meeting, or the right to receive such dividend or distribution, or the right to give such consent or dissent. If a record date is set, only Stockholders of record on the date shall have such right notwithstanding any transfer records of the corporation for all or any part of such sixty-day period.

If no record date is fixed and the transfer books are not closed, then the record date for determining Stockholders having the right to notice of or to vote a meeting of Stockholders shall be at the close of business on the next day on which notice is given, and the record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 1: Execution Of Papers

All deeds, leases, transfers, contracts, bonds, notes, releases, checks, drafts and other obligations authorized to be executed on behalf of the corporation shall be signed by the President or Vice President, except as the Directors may generally or in particular cases otherwise determine.

Section 2: Voting Of Securities

Except as the Directors may generally or in particular cases otherwise specify, the President or Treasurer may on behalf of the corporation vote to take any other action with respect to shares of stock or beneficial interest of any other corporation, or of any association, trust or firm, of which any securities are held by this corporation, and may appoint any person or persons to act as proxy or attorney-in-fact for the corporation, with or without power of substitution, at any meeting thereof.

Section 3: Corporate Seal

The seal of the corporation shall be a circular die with the name of the corporation, the word “Massachusetts” and the year of its incorporation cut or engraved thereon, or shall be in such other form as the Board of Directors may from time to time determine.

Section 4: Corporate Records

The original, or attested copies, of the Articles of Organization, Bylaws and records of all meetings of the incorporators and Stockholders, and the stock and transfer records, which shall contain the names of all Stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent or of its Clerk or of its Resident Agent or of its attorney. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any Stockholder for any proper purposes but not to secure a list of Stockholders for the purpose of selling said list or copies thereof of or using the same for a purpose other than in the interest of the applicant, as the Stockholder, relative to the affairs of the corporation.

Section 5: Evidence Of Authority

A certificate by the Clerk as to any matter relative to the Articles of Organization, Bylaws, records of the proceedings of the Incorporators, Stockholders, Board of Directors, or stock and transfer records or as to any action taken by any person or persons as an officer or agent of the corporation, shall be to all persons who rely thereon in good faith conclusive evidence of the matters so certified.

ARTICLE X

AMENDMENTS

These Bylaws may be amended or repealed in whole or in part by the affirmative vote of the holders of all the shares of each class of the capital stock at the time outstanding and entitled to vote at any annual or special meeting of Stockholders, provided that notice of the substance of the proposed amendment is stated in the notice of such meeting. If authorized by the Articles of Organization, the Directors may make, amend, or repeal the Bylaws, in whole or in part, except with respect to any provision thereof which by law, the Articles of Organization or the Bylaws requires action by the Stockholders next following the making, amending, or repealing by the Directors of any Bylaw, notice thereof stating the substance of such change shall be given to all Stockholders entitled to vote on amending the Bylaws. No change in the date fixed in these Bylaws for the annual meeting of Stockholders may be made within sixty (60) days before the date fixed in these Bylaws, and in case of any change in such date, notice thereof shall be given to each Stockholder in person or by letter mailed to his or her last known post office address at least twenty (20) days before the new date fixed for such meeting.

Any Bylaw adopted, amended, or repealed by the Directors may be repealed, amended, or reinstated by the Stockholders entitled to vote on amending the Bylaws.

ARTICLE XI

PREEMPTIVE RIGHTS

(1) Each Stockholder shall have preemptive rights to subscribe to any new issue of stock of the class held by him or her in proportion to his or her holdings. The amount to be subscribed for may be rounded off to avoid issuance of fractional shares, if majority control or two-thirds control of the particular class of stock is thereby not altered. If to round off the number would so alter control, additional shares shall be offered to existing stockholders of the class in such whole numbers as to preserve existing proportional control.

(2) Each stockholder shall have preemptive rights to subscribe to any new issue of stock or to purchase any treasury stock sold or reissued by the corporation:

(a) In an amount sufficient to preserve his or her proportionate stock interest in the corporation, and further

(b) To any extent the preemptive rights of other stockholders are not exercised by them as to any such issue, sale, or release.

(3) Any unissued capital stock from time to time authorized under the Articles of Organization may be issued by a vote of two-thirds in interest of all of the issued and outstanding shares of the stock of the corporation. Every Stockholder of the corporation shall have a preemptive right to subscribe to any new issue of stock within thirty (30) days after the aforesaid vote and in proportion to the number of shares owned by such Stockholder at the time of said vote, and further preemptive right to subscribe proportionately to any such new issue of stock as to which such preemptive rights are defaulted or not exercised by other Stockholders, within ten (10) days after such default or non-exercise.

(4) In case of increase of capital of any additional stock issue all parties are entitled to participate proportionately to their stockholdings and shall have thirty (30) days from receipt of notice of such action within which to declare exercise of these preemptive rights and to deposit the required new capital with the company.

Should one not exercise preemptive rights, the other Stockholders shall be entitled to subscribe proportionately to part or all of those new shares within fifteen (15) days. Should such other holders not exercise such rights, the company may offer the remaining new shares to outside parties.

All shares to be issued in future will be subject to this provision and will be endorsed in blank and deposited with the corporation or transfer agent. New shareholders will take subject to this Bylaw.

ARTICLE XII

EQUAL DIVISION OF BOARD: ARBITRATION

A. If the Board of Directors shall be equally divided respecting the management of the property, business and affairs of the corporation, or any aspect thereof of any transaction involved therein, or shall be equally divided on any question, dispute or controversy, and such equal division concerns a proper subject for action by the Board, no shareholder or director shall have the right to have the corporation dissolved or shall have any legal right in a suit at law or in equity because of such deadlock. Any such equal division may be submitted to arbitration in the following manner:

(i) Upon written request by any director submitted at a duly organized meeting of the Board of Directors, the Board shall refer the matter to an arbitrator in accordance with the American Arbitration Association.

(ii) The arbitrator shall decide, resolve and determine the matters respecting which the Board may be equally divided, including (but not limited to) all collateral matters such as whether such matter is a proper subject for action by the Board of Directors, whether such matters have been properly submitted to them for decision, whether the Board is actually equally divided, and whether this Section and the provisions for arbitration hereunder are properly invoked and applicable, to the end that all questions, disputes and controversies be resolved, determined and adjudged by the arbitrators; and the decision of such arbitrator on all matters submitted to them hereunder shall be conclusive and binding upon the Board of Directors, the corporation and the parties.

(iii) The arbitrator shall conduct the arbitration proceedings in accordance with the rules of the American Arbitration Association, as then in effect, insofar as such rules are not in conflict with this Section.

(iv) The decision of the arbitrator shall be final and conclusive, shall be the equivalent of a resolution unanimously passed by the full Board at a meeting duly convened, and shall not be revoked or amended or overruled except by unanimous action of the Board of Directors or the shareholders of the corporation. Such decision shall be forthwith filed with the Secretary of the Corporation; and judgment on such decision may be entered in the highest court of the forum having jurisdiction.

B. The denial of this Section of the Bylaws of the right to have the corporation dissolved, and of other legal rights, shall be inoperative in the event that any shareholder of the corporation shall have given written notice to the members of the Board of Directors that he or she intends to seek dissolution of the corporation or other legal remedy because of the deadlock among the Board of Directors, and such notice remains unrevoked for two years from the date it was given. If such notice is given and (i) no such proceedings are commenced within three years thereafter, or (ii) such notice is revoked, or (iii) proceedings are commenced and are determined adversely to the party seeking dissolution or other legal remedy because of such deadlock, the said denial of rights in this Section shall become fully operative as before.

26